UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 29, 2024

Nuveen Churchill Direct Lending Corp.
(Exact name of registrant as specified in its charter)

Maryland	000-56133	84-3613224
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

375 Park Avenue, 9th Floor, New York, NY	10152
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 207-2003
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NCDL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01          Entry into a Material Definitive Agreement.
Amended Advisory Agreement
As previously disclosed, on December 15, 2023, Nuveen Churchill Direct Lending Corp.’s (the “Company”) shareholders approved an amended and restated investment advisory agreement (the “Amended Advisory Agreement”) by and between the Company and Churchill DLC Advisor LLC (f/k/a Nuveen Churchill Advisors LLC) (the “Adviser”), pursuant to which the Adviser will continue to provide investment advisory services to the Company. The Amended Advisory Agreement became effective on January 29, 2024 upon the consummation of the Company’s initial public offering (the “IPO”).
The Amended Advisory Agreement amends and restates the prior investment advisory agreement, dated December 31, 2019, by and between the Company and the Adviser (the “Prior Advisory Agreement”) as follows:
•reduces the base management fee payable by the Company to the Adviser following the IPO from an annual rate of 1.25% of Average Total Assets (as defined in the Amended Advisory Agreement) to an annual rate of 0.75% of Average Total Assets for the first five quarters beginning with the calendar quarter in which the IPO was consummated (i.e., beginning with the calendar quarter ending March 31, 2024 through the calendar quarter ending March 31, 2025), and thereafter, the base management fee will step up to 1.00% of Average Total Assets;
•waives both the incentive fee on income and the incentive fee on capital gains for the first five quarters beginning with the calendar quarter in which the IPO was consummated;
•the calculation of the incentive fee on income is be subject to a “three-year look back”;
•the incentive fee on income is subject to a cap equal to the difference between (x) 15% of the Cumulative Pre-Incentive Fee Net Return (as defined in the Amended Advisory Agreement) in respect of the current calendar quarter and the eleven preceding calendar quarters (or, if fewer, the number of calendar quarters beginning with the calendar quarter in which is the IPO was consummated) (such period, the “Trailing Twelve Quarters”) and (y) the aggregate incentive fee on income that were paid to the Adviser by the Company in respect of the first eleven calendar quarters (or, if fewer, the number of calendar quarters beginning with the calendar quarter in which the IPO was consummated) included in the relevant Trailing Twelve Quarters; and
•the calculation of the incentive fee on capital gain will include cumulative aggregate realized capital gains and cumulative aggregate realized capital losses from the beginning of the calendar quarter in which the IPO was consummated.
The Amended Advisory Agreement will remain in effect for an initial two year period from January 29, 2024, its effective date, and thereafter from year-to-year, subject to approval by the Company’s board of directors (the “Board”) or a vote of a majority of the outstanding voting securities of the Company, and by approval of a majority of the independent directors.
The foregoing description of the Amended Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Advisory Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
NAM Sub-Advisory Agreement
As previously disclosed, on December 15, 2023, the Company’s shareholders approved a new investment sub-advisory agreement by and among the Adviser, Churchill Asset Management LLC (“Churchill”) and Nuveen Asset Management, LLC (“Nuveen Asset Management”), acting through its leveraged finance division, to manage certain of the Company's liquid investments (the “NAM Sub-Advisory Agreement”). The NAM Sub-Advisory Agreement became effective on January 29, 2024 upon the consummation of the IPO.

Pursuant to the NAM Sub-Advisory Agreement, Nuveen Asset Management may manage a portion of the Company’s portfolio consisting of cash and cash equivalents, liquid fixed-income securities (including broadly syndicated loans) and other liquid credit instruments (“Liquid Investments”), subject to the pace and amount of investment activity in the middle market investment program. The Company typically refers to an investment as liquid if the investment is, or we expect it to be, actively traded (with a typical settlement period of one month with respect to broadly syndicated loans). The percentage of the Company’s portfolio allocated to the Liquid Investments strategy managed by Nuveen Asset Management will be at the discretion of Churchill, the Company’s investment sub-adviser. The fees payable to Nuveen Asset Management pursuant to the NAM Sub-Advisory Agreement to manage the Company’s Liquid Investment allocation will be payable by Churchill and will not impact the advisory fees payable by the Company’s shareholders.
The NAM Sub-Advisory Agreement will remain in effect for an initial two year period from January 29, 2024, its effective date, and thereafter from year-to-year, subject to approval by the Board or a vote of a majority of the outstanding voting securities of the Company, and by approval of a majority of the independent directors.
The foregoing description of the NAM Sub-Advisory Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the NAM Sub-Advisory Agreement, which is attached hereto as Exhibit 10.2 and incorporated by reference herein.
Amended DRIP
In connection with the IPO, the Board approved an amended and restated dividend reinvestment plan (the “Amended DRIP”), which became effective on January 29, 2024, concurrent with the consummation of the IPO.
The Amended DRIP changed the dividend reinvestment plan from an “opt in” dividend reinvestment plan to an “opt out” dividend reinvestment plan. As a result of the foregoing, if the Board authorizes, and the Company declares, a cash dividend or distribution, shareholders that acquired their shares in the IPO and do not “opt out” of the Amended DRIP will have their cash distributions automatically reinvested in additional shares rather than receiving cash. Notwithstanding the foregoing, a shareholder’s election (or deemed election) under the dividend reinvestment plan, dated December 19, 2019, will remain in effect for such shareholder and no further action is required by such shareholder with respect to their election under the Amended DRIP.
With respect to each distribution under the Amended DRIP, the Board reserves the right to either issue new shares of common stock or purchase shares of common stock in the open market for the accounts of participants in the Amended DRIP. If newly issued shares are used to implement the Amended DRIP, the number of shares to be issued to a shareholder will be determined by dividing the total dollar amount of the distribution payable to such participant by the market price per share of the Company’s common stock at the close of regular trading of the New York Stock Exchange on the distribution payment date, or if no sale is reported for such day, the average of the reported bid and asked prices. However, if the market price per share on the distribution payment date exceeds the most recently computed net asset value per share, the Company will issue shares at the greater of (i) the most recently computed net asset value per share and (ii) 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share). If shares are purchased in the open market to implement the Amended DRIP, the number of shares to be issued to a participant will be determined by dividing the dollar amount of the distribution payable to such participant by the weighted average price per share for all shares of common stock purchased by the plan administrator in the open market in connection with the dividend or distribution. Although each participant may from time to time have an undivided fractional interest in a share, no certificates for a fractional share will be issued. However, dividends and distributions on fractional shares will be credited to each participant’s account.
The foregoing description of the Amended DRIP does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended DRIP, which is attached hereto as Exhibit 10.3 and incorporated by reference herein.

Item 9.01.          Financial Statements and Exhibits
d) Exhibits.

Exhibit Number	Description
10.1	Amended and Restated Investment Advisory Agreement, dated as of January 29, 2024, by and between Nuveen Churchill Direct Lending Corp. and Churchill DLC Advisor LLC.
10.2	Investment Sub-Advisory Agreement, dated as of January 29, 2024, by and among Churchill DLC Advisor, Churchill Asset Management LLC, and Nuveen Asset Management, LLC.
10.3	Amended and Restated Dividend Reinvestment Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuveen Churchill Direct Lending Corp.

Date: January 30, 2024	By:	/s/ Kenneth J. Kencel
Kenneth J. Kencel
Chief Executive Officer and President